EXHIBIT 99.1


Date:     August 23, 2004
Contact:  Bruce S. Rosenbloom, CFO
Phone:    (954) 979 5995
Fax:      (954) 971 0544

PETMED EXPRESS RESPONDS TO THE LAWSUIT

Pompano Beach, Florida, August 23, 2004 - PetMed Express, Inc. (NASDAQ: PETS) denies the allegations of wrongdoing in the complaint filed by the law firm, Milberg Weiss. PetMed Express has experienced substantial growth in both sales and profits during the period of time referenced in the complaint, and the complainant's own allegations concede this fact. PetMed Express will not be bullied by this frivolous suit and will defend itself vigorously.

Certain statements in this press release may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. The company intends that all such statements be subject to the "safe-harbor" provisions of that Act. Such statements include, but are not limited to, the company's beliefs and intentions regarding the class action lawsuit. The company cannot predict the ultimate resolution of this lawsuit or any other lawsuit filed against it. For additional information on risks and uncertainties that could bear on the statements contained in this press release, the company refers to the filings it periodically makes with the U.S. Securities and Exchange Commission. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For investment relations contact PetMed Express, Inc.,
Pompano Beach, Bruce S. Rosenbloom, CFO, 954-979-5995.

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